UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020
CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value, $0.01 per share	CHAP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    Officer Departures. On April 17, 2020, Scott Pittman resigned as Senior Vice President and Chief Financial Officer of Chaparral Energy, Inc. (the “Company”) to pursue other interests. Under the terms of Mr. Pittman’s existing employment agreement, in connection with his separation from the Company, Mr. Pittman is entitled to receive the following severance benefits, subject to his entry into the general release provided for in his employment agreement: (i) an aggregate cash severance amount, payable in the form of salary continuation over a period of 12 months following the date of Mr. Pittman’s termination, of $473,289, which is equal to the sum of 12 months of Mr. Pittman’s base salary, plus 100% of Mr. Pittman’s annual bonus for the 2019 fiscal year, and (ii) to the extent Mr. Pittman elects COBRA continuation coverage, for a period of 12 months after termination the Company will reimburse Mr. Pittman on a monthly basis for the difference between the amount Mr. Pittman pays for such health, dental and vision benefits for him, his spouse and his eligible dependents and the employee contribution amount that the Company’s active employees pay for comparable coverage, in each case, less any applicable taxes and withholding. The form of general release attached to Mr. Pittman’s employment agreement provides that Mr. Pittman will have a period of seven days after signing that agreement to revoke. Under Mr. Pittman’s employment agreement, the first installment of the $473,289 cash severance payment is not payable until the date that Mr. Pittman’s general release is no longer revocable, or, if later, the Company’s first payroll date occurring on or after the 60th day following Mr. Pittman’s termination.
On April 17, 2020, Mark Ver Hoeve retired and ceased to serve as Vice President-Geoscience of the Company. Because Mr. Ver Hoeve is not party to an employment agreement with the Company, his separation benefits are provided under the Company’s Executive Severance Plan (the “Severance Plan”), subject to his entry into a general release in the form provided by the Company: (i) an aggregate cash severance amount, payable in substantially equal installments over a 12-month period, of $408,436, which is equal to the sum of Mr. Ver Hoeve’s base salary, plus 100% of Mr. Ver Hoeve’s projected annual bonus for the 2020 fiscal year, prorated for the number of days Mr. Ver Hoeve was employed by the Company in the 2020 fiscal year and (ii) to the extent Mr. Ver Hoeve elects COBRA continuation coverage, for a period of 12 months after termination, the Company will reimburse Mr. Ver Hoeve for such coverage at the same rate as it pays for health insurance coverage for its active employees (with Mr. Ver Hoeve required to pay for any employee-paid portion of such coverage), in each case, less any applicable taxes and withholding. Under the Severance Plan, the first installment of the $408,436 cash severance payment is not payable until the date Mr. Ver Hoeve’s general release is no longer revocable, or, if later, 60 days following Mr. Ver Hoeve’s termination. The form of general release furnished by the Company to Mr. Ver Hoeve provides that Mr. Ver Hoeve will have a period of seven days after signing to revoke. The severance payments and COBRA benefits described above are subject to Mr. Ver Hoeve’s continued compliance with certain confidentiality, non-competition and non-solicitation provisions of the Participation and Restricted Covenant Agreement executed by Mr. Ver Hoeve in order to participate in the Severance Plan. The Company is evaluating candidates to fulfill Mr. Ver Hoeve’s function.
(b)    Temporary Assumption of Certain Chief Financial Officer Duties. The Company intends to conduct a search to fill the vacancy in the Chief Financial Officer position resulting from Mr. Pittman’s departure. In accordance with the Company’s Second Amended and Restated Bylaws, the Company has temporarily assigned the authority specific to the Chief Financial Officer to the Company’s Controller until the Chief Financial Officer vacancy has been filled. Stephanie A. Carnes currently serves as the Company’s Controller. Except for the retention program described below in paragraph (e) of this Item 5.02, Ms. Carnes’ compensation arrangements have not been modified in connection with the temporary assignment of these additional duties. The description of Ms. Carnes’ background, age and business experience provided under the heading “Executive Officers” in the Schedule 14A filed by the Company with the Securities and Exchange Commission on May 23, 2019 is incorporated by reference herein.
(c)    Executive Retention Program and Modification of Annual Incentive Plan.
On April 17, 2020, following consultation with the Company’s independent compensation consultant, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved: (a) the material terms of a retention program for the Company’s five executive officers, including the Company’s Chief Executive Officer (“KERP”) and (b) a modification of the Company’s existing Annual Incentive Plan for the five executive officers.
Executive Retention Program.
Pursuant to the KERP, if a participating executive does not continue his or her employment with the Company for approximately twelve months (unless the participant is terminated by the Company without cause or leaves for good reason, in each case as defined in the KERP), the participant will forfeit the full amount of his or her retention payment. The KERP payments are in lieu of long-term incentive grants that would customarily have been made to the KERP participants in 2020. If a KERP participant is terminated for cause or voluntarily terminates his or her employment with the Company without good reason, that participant must repay his or her KERP payment in full.
The Company’s executive officers will receive the following respective amounts under the KERP:

Executive	Position	Retention Payment
Charles Duginski	Chief Executive Officer, President and Director	$725,000
Justin P. Byrne	Vice President and General Counsel	$520,000
Joshua D. Walker	Vice President-Completions & Operations	$305,000
Clinton J. Calhoun	Vice President-Resource Development	$300,000
Stephanie A. Carnes	Vice President and Controller	$300,000
Modification of Annual Incentive Plan.
The Company has historically made payments under its Annual Incentive Plan on an annual basis on or about March 15th of the year following the applicable performance period. The Committee has approved the modification of the Annual Incentive Plan for the five executive officers named above; payments will now be measured and paid on a calendar quarterly basis.
As a result of the modification described above, each executive participant will receive one-half of his or her incentive target as soon as is possible, subject to clawback and true-up based on actual performance at the end of the second quarter of 2020. The payment and timing associated with the third and fourth quarters of 2020 will be determined at the end of the second quarter and third quarter, respectively, subject to clawback and true-up based on actual performance at the end of the third and fourth quarters.
The target incentive amounts for each of the Company’s executive officers under the Annual Incentive Plan are set forth below:

Executive	Position	Target Incentive (1)
Charles Duginski	Chief Executive Officer, President and Director	$525,000
Justin P. Byrne	Vice President and General Counsel	$224,000
Joshua D. Walker	Vice President-Completions & Operations	$168,000
Clinton J. Calhoun	Vice President-Resource Development	$165,000
Stephanie A. Carnes	Vice President and Controller	$139,000
___________________________________________
(1) If all performance metrics are achieved at exactly the threshold amounts, then each executive would be entitled to receive 50% of such executive’s target amount. If exceptional performance is achieved during 2020, each executive would be eligible to receive up to 200% of such executive’s target amount.

Item 7.01.	Regulation FD Disclosure
On April 20, 2020, the Company issued a press release with respect to the departure of Mr. Pittman and Mr. Ver Hoeve. The full text of the press release is furnished with this Report as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release of Chaparral Energy, Inc. dated April 20, 2020.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

April 20, 2020	By:	/s/ Justin Byrne
	Name:	Justin Byrne
	Title:	Vice President and General Counsel